EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 28, 2002 (except for Notes B-6 and H, as to which the date is July 28, 2002), accompanying the statement of assets acquired and liabilities assumed and the related statement of revenue and direct operating expenses of the domestic operating assets previously used by Winstar Communications, Inc. and certain of its subsidiaries and acquired by IDT Corporation to operate a competitive local exchange carrier in multiple jurisdictions using fixed wireless technology, as of December 31, 2000 and for the year then ended included in this current report on Form 8-K/A of IDT Corporation dated December 19, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of IDT Corporation on Forms S-8 (Registration Nos. 333-49150, 333-42267, 333-19727, 333-63282 and
333-73167) and on Form S-3 (Registration No. 333-86261).





/s/GRANT THORNTON LLP

New York, New York
August 23, 2002